                                                                   Exhibit 10.48

                            $6,000,000 INTERIM LOAN


                                CREDIT AGREEMENT

                                  BY AND AMONG

              MAGUIRE PROPERTIES, L.P. AND ROBERT F. MAGUIRE III,

                                 AS BORROWERS,

                                      AND

                    DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH,

                                   AS LENDER




                            DATED AS OF JUNE 3, 2003

                               TABLE OF CONTENTS

                                                                           PAGE
ARTICLE 1  CREDIT FACILITY.................................................. 1
      1.1  Interim Loan Amount.............................................. 1
      1.2  Use of Interim Loan.............................................. 1
      1.3  Repayment of Principal........................................... 1
      1.4  Interest......................................................... 1

ARTICLE 2  INTEREST RATE AND YIELD-RELATED PROVISIONS....................... 2
      2.1  Applicable Interest Rate......................................... 2
      2.2  Payment of Interest.............................................. 2
      2.3  Inability to Determine Rate...................................... 2
      2.4  Illegality....................................................... 2
      2.5  Funding.......................................................... 2
      2.6  Reserved......................................................... 2
      2.7  Requirements of Law; Increased Costs............................. 2
      2.8  Obligation of Lender to Mitigate................................. 3
      2.9  Taxes............................................................ 3
      2.10 Post-Default Interest............................................ 4
      2.11 Computations..................................................... 4

ARTICLE 3  PAYMENTS......................................................... 4
      3.1  Evidence of Indebtedness......................................... 4
      3.2  Nature and Place of Payments..................................... 4
      3.3  Repayment........................................................ 4
      3.4  Mandatory and Voluntary Prepayments.............................. 5
      3.5  Allocation of Payments Received.................................. 5

ARTICLE 4  CREDIT SUPPORT................................................... 6
      4.1  Pledge of Swaptions.............................................. 6

ARTICLE 5  CONDITIONS PRECEDENT............................................. 6
      5.1  Conditions to Funding of the Interim Loan........................ 6
      5.2  Outside Closing Date............................................. 7

ARTICLE 6  REPRESENTATIONS AND WARRANTIES................................... 7
      6.1  Financial Condition.............................................. 7
      6.2  No Material Adverse Effect....................................... 8
      6.3  Compliance with Laws and Agreements.............................. 8
      6.4  Organization, Powers; Authorization; Enforceability.............. 8
      6.5  No Conflict...................................................... 8
      6.6  No Litigation.................................................... 8
      6.7  Taxes............................................................ 9
      6.8  Investment Company Act........................................... 9
      6.9  Subsidiary Entities.............................................. 9
      6.10 Federal Reserve Board Regulations................................ 9
      6.11 ERISA Compliance................................................. 9
      6.12 Assets and Liens................................................. 9
      6.13 Securities Acts..................................................10
      6.14 Regulated Entities...............................................10
      6.15 Prohibited Persons...............................................10

      6.16  Consents, Etc. ....................................................... 10
      6.17  Full Disclosure....................................................... 10
      6.18  Indebtedness.......................................................... 10
      6.19  Brokers............................................................... 10
      6.20  No Default............................................................ 11
      6.21  Solvency.............................................................. 11
      6.22  Contractual Obligations............................................... 11
      6.23  Swaptions............................................................. 11
      6.24  Substantial Benefit................................................... 11

ARTICLE 7   AFFIRMATIVE COVENANTS................................................. 11
      7.1   Financial Statements.................................................. 11
      7.2   Filings............................................................... 11
      7.3   Other Information; Swaptions Notices.................................. 11
      7.4   Maintenance of Existence and Assets................................... 12
      7.5   Inspection of Assets; Books and Records; Discussions.................. 12
      7.6   Notices............................................................... 12
      7.7   Expenses.............................................................. 12
      7.8   Payment of Indemnified Taxes and Other Taxes and Charges.............. 12
      7.9   Insurance............................................................. 13
      7.10  Hazardous Materials................................................... 13
      7.11  Compliance with Laws and Contractual Obligations; Payment of Taxes.... 13
      7.12  Use of Proceeds....................................................... 13
      7.13  Plan Assets........................................................... 13
      7.14  Prohibited Persons.................................................... 13
      7.15  Further Assurances.................................................... 14
      7.16  Net Worth............................................................. 14

ARTICLE 8   NEGATIVE COVENANTS.................................................... 14
      8.1   Liens................................................................. 14
      8.2   Indebtedness.......................................................... 14
      8.3   Fundamental Change.................................................... 14
      8.4   Dispositions.......................................................... 14
      8.5   Investments........................................................... 15
      8.6   Margin Stock.......................................................... 15
      8.7   Organizational Documents.............................................. 15
      8.8   ERISA................................................................. 15
      8.9   Prohibited Persons.................................................... 15
      8.10  Change in Status...................................................... 15
      8.11  Swaptions............................................................. 15

ARTICLE 9   EVENTS OF DEFAULT..................................................... 16

ARTICLE 10  RELATIONSHIP BETWEEN BORROWERS........................................ 17

ARTICLE 11  MISCELLANEOUS PROVISIONS.............................................. 19
      11.1  No Assignment by Borrower............................................. 19
      11.2  Modification.......................................................... 19
      11.3  Cumulative Rights; No Waiver.......................................... 19
      11.4  Entire Agreement...................................................... 19
      11.5  Survival.............................................................. 19
      11.6  Notices............................................................... 20
      11.7  Governing Law......................................................... 20
      11.8  Assignment by Lender.................................................. 20
      11.9  Counterparts.......................................................... 20

11.10  Consent to Jurisdiction ...................................... 20
11.11  Waiver of Jury Trial ......................................... 20
11.12  Indemnity .................................................... 21
11.13  Telephonic Instruction ....................................... 21
11.14  Marshalling .................................................. 21
11.15  Set-off ...................................................... 21
11.16  Severability ................................................. 22
11.17  No Third Parties Benefited ................................... 22
11.18  Time ......................................................... 22

                  SCHEDULE OF ANNEXES, SCHEDULES AND EXHIBITS
                  ___________________________________________


ANNEXES:

Annex 1              Glossary

SCHEDULES:


Schedule 5.1(2)      Additional Conditions Precedent for Funding of Interim Loan

Schedule 6.9         Subsidiary Entities

Schedule 6.22        Contractual Obligations

Schedule 11.6        Addresses for Notices, Etc.


EXHIBITS:

Exhibit A            Form of Closing Certificate

Exhibit B            Form of Commercial Purposes Certificate

Exhibit C            Form of Note

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT (the "Agreement") is made and dated as of the 3rd day of June 2003, by and among MAGUIRE PROPERTIES, L.P., a Maryland limited partnership ("MP"), and ROBERT F. MAGUIRE III ("Maguire"), as borrowers (each, a "Borrower", and together, "Borrowers"), and DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH, as lender ("Lender").

                                    RECITALS

     A. Borrowers have requested Lender to extend credit to Borrowers in the form of a single disbursement term loan.

     B. Lender has agreed to extend such credit on the terms and subject to the conditions set forth herein and in the other Loan Documents (as that term and other initially-capitalized terms used herein are defined in, or the location of the definitions thereof referenced in, the Glossary attached hereto as Annex I and by this reference incorporated herein).

     NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   AGREEMENT

     ARTICLE 1 CREDIT FACILITY.

          1.1 Interim Loan Amount. On the terms and subject to the conditions set forth herein, Lender agrees that it shall fund a term loan to Borrowers in the amount of $6,000,000.00 (the "Interim Loan"). Principal amounts of the Interim Loan that are repaid or prepaid by Borrowers may not be reborrowed.

          1.2 Use of Interim Loan. The Interim Loan shall be used solely to pay the costs of acquiring the Swaptions and to pay certain other Lender-approved costs associated therewith as set forth on a funding statement approved by Lender. EACH BORROWER ACKNOWLEDGES THAT THE INTERIM LOAN IS A COMMERCIAL LOAN AND THAT IN ENTERING INTO AND IN INCURRING OBLIGATIONS UNDER THIS AGREEMENT, SUCH BORROWER IS NOT ENTITLED TO THE PROTECTION OF ANY CONSUMER LENDING LAWS OR SIMILAR STATUTES OR REGULATIONS PROTECTING INDIVIDUALS ACTING IN THEIR CAPACITIES AS CONSUMERS.

          1.3 Repayment of Principal. Subject to the mandatory prepayment provisions of Section 3.4, and any earlier acceleration of the Interim Loan following an Event of Default, the principal balance of the Interim Loan and all accrued and unpaid interest thereon shall be payable in full on June 30, 2003 (the "Maturity Date").

          1.4 Interest. Interest shall be payable on the outstanding principal balance of the Interim Loan at the rates and on the dates set forth in Sections
2.1 and 2.2 below.

     ARTICLE 2 INTEREST RATE AND YIELD-RELATED PROVISIONS.

          2.1 Applicable Interest Rate. Subject to Section 2.3 hereof, the outstanding principal balance of the Interim Loan thereof shall bear interest from the date disbursed to but not including the date of payment calculated at a per annum rate equal to the Applicable Interest Rate. The Applicable Interest Rate shall be adjusted monthly, commencing on the first day of the calendar month immediately following the date hereof and on the first day of each succeeding calendar month (each, an "Interest Period") thereafter to and including the first day of the month in which the Interim Loan is repaid in full; provided, however, that to the extent such Applicable Interest Rate shall be based on the LIBO Rate, it shall be based on the LIBO Rate in effect on the last Business Day of the preceding calendar month.

          2.2 Payment of Interest. Borrowers shall pay all accrued and unpaid interest on the Interim Loan upon the Maturity Date or earlier repayment of the Interim Loan, or upon any earlier acceleration of the Interim Loan following an Event of Default.

          2.3 Inability to Determine Rate. In the event that Lender shall have determined (which determination shall be conclusive and binding upon Borrowers) that by reason of circumstances affecting the interbank market adequate and reasonable means do not exist for ascertaining the LIBO Rate, Lender shall forthwith give telephonic notice of such determination to Borrowers. If such notice is given, effective on the date set forth in such notice, the LIBO Rate shall no longer be available and the Base Rate shall apply to the Interim Loan until such notice has been withdrawn by Lender.

          2.4 Illegality. Notwithstanding any other provisions herein, if any law, regulation, treaty or directive issued by any Governmental Authority or any change therein or in the interpretation or application thereof, shall make it unlawful for Lender to make or maintain a loan based upon the LIBO Rate as contemplated by this Agreement, the LIBO Rate shall be converted automatically to the Base Rate within such earlier period as may be required by law.

          2.5 Funding. Lender shall be entitled to fund all or any portion of the Interim Loan in any manner it may determine in its sole discretion, including in the Grand Cayman inter-bank market, the London inter-bank market and with the United States, but all calculations and transactions hereunder shall be conducted as though Lender actually funded all the Interim Loan through the purchase in London of offshore dollar deposits in the amount of the Interim Loan with maturities corresponding to each Interest Period.

          2.6  Reserved.

          2.7  Requirements of Law; Increased Costs.

               (1) In the event that any applicable law, order, regulation, treaty or directive issued by any central bank or other governmental authority, agency or instrumentality or in the governmental or judicial interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) issued by any central bank or other governmental authority, agency or instrumentality:

                    (A) Does or shall subject Lender to any Taxes of any kind whatsoever with respect to this Agreement or the Interim Loan, or change the basis of determining the Taxes imposed on payments to Lender of principal, fee, interest or any other amount payable hereunder (except for change in the rate of tax on the overall net income of Lender);

                    (B) Does or shall impose, modify or hold applicable any reserve, capital requirement, special deposit, compulsory loan or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which are not otherwise included in the determination of interest payable on the Obligations; or

                    (C)  Does or shall impose on Lender any other condition;

and the result of any of the foregoing is to increase the cost to Lender of making or maintaining the Interim Loan or to reduce any amount receivable in respect thereof or the rate of return on the capital of Lender or any corporation controlling Lender, then, in any such case, Borrowers shall, without duplication of amounts payable pursuant to Section 2.10, promptly pay to Lender, upon its written demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amounts receivable or rate of return as determined by Lender with respect to this Agreement or the Interim Loan, so long as the Lender requires substantially all obligors under other commitments of this type made available by the Lender to similarly so compensate the Lender.

               (2) The provisions of this Section 2.7 shall survive the termination of this Agreement and payment of the Interim Loan and all other Obligations.

          2.8 Obligation of Lender to Mitigate. As promptly as reasonably practicable after the officer of Lender responsible for administering the Interim Loan becomes aware of any event or condition that would entitle Lender to receive payments under Section 2.7 above or Section 2.9 below, Lender will use reasonable efforts: (1) to maintain the Interim Loan through another lending office of Lender or (2) take such other measures as Lender may deem reasonable, if as a result thereof, the additional amounts which would otherwise be required to be paid to Lender pursuant to Section 2.7 above or pursuant to Section 2.9 below would be materially reduced or eliminated or the conditions rendering Lender incapable of maintaining a LIBO Rate loan under Section 2.4 above no longer would be applicable, and if, as determined by Lender in its sole discretion, the maintaining of the Interim Loan through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such the Interim Loan or the interests of Lender.

          2.9  Taxes.

               (1) Any and all payments by or on account of any obligation of Borrowers hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if either Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.9) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrowers shall make such deductions and (iii) Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

               (2) In addition, Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

               (3) Borrowers shall indemnify Lender, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.9) paid by Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental
Authority. A certificate as to the amount of such payment or liability delivered to Borrowers by Lender shall be conclusive absent manifest error.

               (4) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrowers to a Governmental Authority, Borrowers shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender. The foregoing shall not be construed as limiting Borrowers' right to pursue a Good Faith Contest with respect to such Indemnified Taxes or Other Taxes, so long as such Good Faith Contest does not result in any reduction in the amounts paid to Lender hereunder or any liability on the part of Lender for such Indemnified Taxes or Other Taxes.

          2.10 Post-Default Interest. During such time as there shall have occurred and be continuing an Event of Default, all Obligations outstanding shall, at the election of Lender, bear interest at a per annum rate equal to five percent (5%) above the Applicable Interest Rate in effect during the applicable calculation period.

          2.11 Computations. All computations of interest and fees payable hereunder shall be based upon a year of 360 days for the actual number of days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year).

     ARTICLE 3  PAYMENTS.

          3.1 Evidence of Indebtedness. The obligation of Borrowers to repay the Interim Loan shall be evidenced by notations on the books and records of Lender. Such books and records shall constitute prima facie evidence thereof. Any failure to record the interest rate applicable thereto or any other information regarding the Obligations, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers with respect to any of the Obligations. Upon the request of Lender, Borrowers shall promptly execute and deliver to Lender a Note evidencing the Interim Loan.

          3.2 Nature and Place of Payments. All payments made on account of the Obligations shall be made by Borrowers, without setoff or counterclaim, in lawful money of the United States of America in immediately available same day funds, free and clear of and without deduction for any Indemnified Taxes or Other Taxes, fees or other charges of any nature whatsoever imposed by any taxing authority and must be received by Lender by 1:00 p.m. (New York time) on the day of payment, it being expressly agreed and understood that if a payment is received after 1:00 p.m. (New York time), such payment will be considered to have been made by Borrowers on the next succeeding Business Day and interest thereon shall be payable by Borrowers at the rate otherwise applicable thereto during such extension. All payments on account of the Obligations shall be made to Lender through the Contact Office. If any payment required to be made by Borrowers hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.

          3.3 Repayment. The entire unpaid balance of the Interim Loan together with all accrued and unpaid interest thereon shall be due and payable on the Maturity Date.

          3.4  Mandatory and Voluntary Prepayments.

               (1) Upon not less than one (1) Business Day's prior written notice to Lender, Borrowers may voluntarily prepay principal amounts outstanding under the Interim Loan in whole or in part; provided, however, that voluntary prepayments shall be in the minimum amount of $500,000 and integral multiples of $100,000 in excess thereof. Voluntary prepayments of principal pursuant to this Section 3.4(1) shall not relieve Borrowers from the obligation to make the prepayments required pursuant to Sections 3.4(2) and 3.4(3) below.

               (2) Borrowers shall remit to Lender as a mandatory prepayment of the outstanding principal balance of the Interim Loan, concurrently with the consummation of the Initial Public Offering, the entire principal amount of the Interim Loan then outstanding.

               (3) Until such time as the Obligations are repaid in full, in the event that either Borrower receives any Distribution (other than, in the case of Maguire, the Salaries) from any Subsidiary of such Borrower (whether such Distribution is in the ordinary course of business of such Subsidiary, on account of a Disposition, or otherwise), Borrowers shall remit to Lender as a mandatory prepayment of the outstanding principal balance of the Interim Loan, concurrently with the receipt of such Distribution, the full amount of such Distribution; provided, however, so long as a lender under the Blackacre Facility, the BOW Facility or the Riverside Facility has the right to receive any Distribution on account of a Disposition by a Subsidiary of either Borrower, the obligation of the Borrowers under this Section 3.4(3) to remit to Lender the proceeds of any such Distribution on account of a Disposition as a mandatory prepayment shall not be effective.

               (4) Borrowers shall pay in connection with any prepayment hereunder, whether voluntary or mandatory, all interest accrued but unpaid on that portion of the Interim Loan to which such prepayment is applied and any other amounts payable hereunder, concurrently with payment of any principal amounts.

          3.5  Allocation of Payments Received.

               (1) Prior to the occurrence of an Event of Default and acceleration of the Obligations, and unless otherwise expressly provided herein, all amounts received by Lender on account of the Obligations shall be applied as follows:

                    (A) First, to the payment of expenses incurred by Lender under the Loan Documents, including all costs and expenses of collection, reasonable attorneys' fees (including all allocated costs of internal counsel), court costs and other amounts payable as provided in Section 7.7 below;

                    (B) Then, to accrued interest until all accrued and unpaid interest on the Interim Loan has been paid in full;

                    (C) Then, to principal under the Interim Loan until the outstanding principal balance of the Interim Loan has been paid in full;

                    (D) Then, to all other Obligations held by Lender, until all other Obligations have been paid in full.

               (2) Following the occurrence of an Event of Default and acceleration of the Obligations, all amounts received by Lender shall be applied in such order and priority as Lender may determine in its sole and absolute discretion.



     ARTICLE 4 CREDIT SUPPORT.


          4.1 Pledge of Swaptions. As credit support for the Obligations, on or before the Closing Date, MP shall execute and deliver to Lender the Security Agreement, pursuant to which MP shall pledge to Lender all of its right, title and interest in and to the Swaptions.

     ARTICLE 5 CONDITIONS PRECEDENT.

          5.1 Conditions to Funding of the Interim Loan. As conditions precedent to the agreement of Lender to fund the Interim Loan:


               (1) Borrowers shall have delivered or shall have caused to be delivered to Lender, in form and substance satisfactory to Lender and its counsel and duly executed by the appropriate Persons, each of the following:

                    (A)  This Agreement;

                    (B)  The Note;

                    (C)  The Security Agreement;

                    (D) A certificate of the Secretary or Assistant Secretary of the general partner of MP attaching copies of resolutions duly adopted by the Board of Directors of such general partner approving the execution, delivery and performance of the Loan Documents on behalf of MP and certifying the names and true signatures of the officers of such general partner authorized to sign the Loan Documents;

                    (E) Opinions of counsel for Borrowers concerning such matters as Lender may specify, each in form and substance satisfactory to Lender and its counsel;

                    (F) Copies of the Certificate of Limited Partnership of MP, certified by the Secretary of State of the state of formation of MP as of a recent date;

                    (G) Copies of the Articles of Incorporation of the general partner of MP, certified by the Secretary of State of the state of formation of the general partner as of a recent date;

                    (H) Copies of the Organizational Documents of MP and the general partner of MP, certified by the Secretary or an Assistant Secretary of the general partner of MP as of the date of this Agreement as being accurate and complete;

                    (I) A certificate of authority and good standing or analogous documentation as of a recent date for MP and its general partner for the state in which such Person is formed and for the State of California;

                    (J) From an officer of MP or its general partner and from Maguire, a Closing Certificate dated as of the Closing Date;

                    (K) From each of the Borrowers, a Commercial Purposes Certificate dated as of the Closing Date;

                    (L) Payment in full by Borrowers of all fees required to be paid by Borrowers on or before the Closing Date;

                    (M) Evidence satisfactory to Lender that the Borrower Parties have obtained all necessary or desirable consents from Governmental Authorities and other Persons necessary for the consummation and performance by Borrower Parties of the transactions contemplated hereby (including the acquisition of the Swaptions), including a consent from BOW pursuant to the terms of the BOW Facility, each of which shall be in form and substance satisfactory to Lender; and

                    (N) Evidence satisfactory to Lender that all costs and expenses of Lender, including fees of outside counsel and fees of third party consultants have been paid in full.

               (2) Each of the requirements set forth on Schedule 5.1(2) attached hereto shall have been met to the satisfaction of Lender.

               (3) All representations and warranties of Borrower set forth herein and in the other Loan Documents shall be accurate and complete in all material respects as if made on and as of the Closing Date (unless any such representation and warranty speaks as of a particular date, in which case it shall be accurate and complete in all material respects as of such date).

               (4) There shall not have occurred as of the Closing Date any event or occurrence which would constitute an Event of Default or Potential Default.

               (5) There shall not have occurred any event, occurrence, change or development that could have a Material Adverse Effect, as determined by Lender in its sole and absolute discretion.

          5.2  Outside Closing Date. If all conditions precedent set forth in
Section 5.1 above shall not have been met to the satisfaction of Lender on or before June 6, 2003, then the agreement of Lender to fund the Interim Loan shall terminate and this Agreement shall automatically be deemed of no further force or effect (except to the extent terms and provisions of this Agreement specifically provide that they shall survive termination hereof).


     ARTICLE 6 REPRESENTATIONS AND WARRANTIES. As an inducement to Lender to enter into this Agreement and to advance the Interim Loan, Borrowers hereby represent and warrant, as of the Closing Date (or such later date as otherwise set forth herein), to Lender as follows:

          6.1 Financial Conditions. The unaudited financial statements of Maguire dated December 31, 2002, delivered by Borrowers to Lender are true, correct and complete, and fairly present in all material respects the respective financial positions, results of operations and cash flows of MP and Maguire, as applicable, for each of the periods covered thereby as at the respective dates thereof. The property-level financial statements which have been submitted as support for the assets described as "Completed Projects" in Maguire's financial statements were prepared in accordance with GAAP on an accrual basis and audited (other than for the project identified therein as "17th & Grant", the financial statements for which were unaudited), applied on a basis consistently maintained throughout the period involved. Maguire does not have any Indebtedness or liabilities (contingent or otherwise) and none of the Assets of Maguire are subject to any Liens which, in either case, are not disclosed in the financial statement referred to above or in the notes thereto. MP has not yet prepared financial statements.

          6.2 No Material Adverse Effect. Since December 31, 2002, no event has occurred which has resulted in, or may have, a Material Adverse Effect on any Borrower Party.

          6.3 Compliance with Laws and Agreements. Borrowers are in compliance with all Requirements of Law and in all material respects with all Contractual Obligations.

          6.4  Organization, Powers; Authorization; Enforceability.

               (1) MP (A) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Maryland, (B) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect, (C) has all requisite power and authority to own, operate and encumber its Assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement, and (D) is a partnership for purposes of federal income taxation and for purposes of the tax laws of any state or locality in which MP is subject to taxation based on its income.

               (2) True, correct and complete copies of the Organizational Documents of MP, its general partner and its Subsidiaries have been delivered to Lender, each of which is in full force and effect, has not been Modified except to the extent indicated therein, and there are no defaults under such Organizational Documents and no events which, with the passage of time or giving of notice or both, would constitute a default under such Organizational Documents.

               (3) MP has the requisite power and authority to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of each of the Loan Documents to which MP is a party and the consummation of the transactions contemplated thereby are within MP's partnership powers, have been duly authorized by all necessary partnership action and such authorization has not been rescinded. No other partnership action or proceedings on the part of MP is necessary to consummate such transactions.

               (4) Each of the Loan Documents to which a Borrower Party is a party has been duly executed and delivered on behalf of such Borrower Party and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to bankruptcy, insolvency, reorganization, or other laws affecting creditors' rights generally and to principles of equity, regardless of whether considered in a proceeding in equity or at law), is in full force and effect and all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such Borrower Party on or before the Closing Date have been performed or complied with, and no Potential Default or Event of Default exists thereunder.

          6.5 No Conflict. The execution, delivery and performance of the Loan Documents, the borrowing hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Organizational Document or any material Contractual Obligation of any Borrower Party or create or result in the creation of any Lien on any Borrower Party or its Assets.

          6.6 No Litigation. There are no outstanding or unpaid judgments against any Borrower Party, and, except for litigation of "slip and fall" and similar negligence claims against Subsidiaries of Maguire (the defense of which has been tendered to and accepted by insurance carriers and which would not, either individually or in the aggregate, have a Material Adverse Effect), no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Borrowers, threatened by or against any of the Borrower Parties or against any of such Person's Assets.

          6.7 Taxes. All tax returns, reports and similar statements or filings of each of Borrower Parties have been timely filed (taking into account any lawful extensions). All taxes, assessments, fees and other charges of Governmental Authorities upon such Persons and upon or relating to their respective Assets, assets, receipts, sales, use, payroll, employment, income, licenses and franchises which are shown in such returns or reports to be due and payable have been paid, except to the extent such taxes, assessments, fees and other charges of Governmental Authorities are subject to a Good Faith Contest.

          6.8 Investment Company Act. No Borrower Party is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940 (as amended from time to time).

          6.9 Subsidiary Entities. Schedule 6.9 (1) contains charts and diagrams reflecting the ownership structure of MP and its Subsidiaries, and indicates the nature of the corporate, partnership, limited liability company or other equity interest in each Person included in such chart or diagram; and (2) accurately sets forth (A) the correct legal name of such Person, the type of organization, and the jurisdiction of its incorporation or organization, and (B) the class of outstanding Capital Stock of such Persons along with the percentage thereof owned by each and its respective Subsidiaries. None of such issued and outstanding Capital Stock is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options outstanding with respect to such Securities, except as noted on Schedule 6.9. Each Subsidiary of MP: (i) is a corporation, limited liability company, or partnership, as indicated on Schedule 6.9, duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business and, if applicable, is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing would limit its ability to use the courts of such jurisdiction to enforce Contractual Obligations to which it is a party, and (iii) has all requisite power and authority to own, operate and encumber its Assets and to conduct its business as presently conducted and as proposed to be conducted hereafter.

          6.10 Federal Reserve Board Regulations. Neither Borrower is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "Margin Stock" within the respective meanings of such terms under Regulations U, T and
X. No part of the proceeds of the Interim Loan will be used for "purchasing" or "carrying" "Margin Stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of, the Regulations of the Board of Governors of the Federal Reserve System.

          6.11 ERISA Compliance. Neither Borrower nor any ERISA Affiliate of either Borrower has incurred any liability under Title IV or Section 302 of ERISA or Section 412 of the Code or maintains or contributes to, or is or has been required to maintain or contribute to, any employee benefit plan subject to Title IV or Section 302 of ERISA or Section 412 of the Code. The consummation of the transactions contemplated hereby will not constitute or result in any transaction prohibited by Section 406 of ERISA or Section 4975 of the Code.

          6.12 Assets and Liens. Each Borrower has good and marketable title to all Assets reflected in its respective financial statements referred to in
Section 6.1 above. Neither Borrower has
outstanding Liens on any of its Assets nor are there any security agreements to which it is a party, except as described in such financial statements.

          6.13 Securities Acts. Neither Borrower has issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, (as amended from time to time, the "Act") or any other law, nor are they in violation of any rule, regulation or requirement under the Act, or the Securities Exchange Act of 1934, (as amended from time to time). Neither Borrower is required to qualify an indenture under the Trust Indenture Act of 1939, (as amended from time to time) in connection with any such Person's execution and delivery of the Loan Documents or the incurrence of Indebtedness hereunder.

          6.14 Regulated Entities. Neither Borrower is (1) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness, or (2) a "foreign person" within the meaning of Section 1445 of the Code.

          6.15 Prohibited Persons. None of the Borrower Parties and none of their respective officers, directors, shareholders, partners, members or affiliates (collectively, "Applicable Parties") is or will be an entity or person (1) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 ("EO13224");
(2) whose name appears on the United States Treasury Department's Office of Foreign Assets Control ("OFAC") most current list of "Specifically Designated National and Blocked Persons" (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (3) who commits, threatens to commit or supports "terrorism", as that term is defined in EO 13224; or (4) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (1)-(4) above are herein referred to as a "Prohibited Person").

          6.16 Consents, Etc. Except for the consent of BOW under the BOW Facility (which consent, in form and substance satisfactory to Lender, shall be a condition to Lender's obligation to fund the Loan hereunder), no consent, approval or authorization of, or registration, declaration or filing with any Governmental Authority or any other Person is required on the part of any Borrower Party in connection with the execution and delivery of the Loan Documents by Borrowers, or the performance of or compliance with the terms, provisions and conditions thereof by Borrowers, other than those that have been obtained or will be obtained by the legally required time.

          6.17 Full Disclosure. None of the representations or warranties made by Borrowers in the Loan Documents as of the date such representations and warranties are made or deemed made contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

          6.18 Indebtedness. The financial statements of Maguire described in
Section 6.1 accurately and completely sets forth all Indebtedness for borrowed money of Maguire and, except as set forth on such financial statements, there are no defaults in the payment of principal or interest on any such Indebtedness, and no payments thereunder have been deferred or extended beyond their stated maturity, and, except as set forth on such financial statements, there has been no material change in the type or amount of such Indebtedness since December 31, 2002. MP has no Indebtedness.

          6.19 Brokers. No Borrower Party has dealt with any broker or finder with respect to the transactions embodied in this Agreement and the other Loan Documents.

          6.20 No Default. No Default or Potential Default has occurred and is continuing.

          6.21 Solvency. After giving effect to the Interim Loan, the disbursement of the proceeds thereof pursuant to Borrowers' instructions, and the purchase of the Swaptions, each Borrower is Solvent.

          6.22 Contractual Obligations. Schedule 6.22 sets forth all material Contractual Obligations of MP.

          6.23 Swaptions. MP has executed trades with respect to the Swaptions as of June 2, 2003, as more fully described in the definition of "Swaptions", and such trades have not been Modified or terminated in any respect. MP is not a party to any agreement with Swap Provider other than the Swaptions. There are no defaults under the ISDA Master Agreement referred to in the definition of "Swaptions" contained in Annex I attached hereto that would give rise to any netting or off-set rights (or any other rights or remedies) on the part of the Swap Provider or any other Person with respect to the Swaptions.

          6.24 Substantial Benefit. Maguire owns, directly or indirectly, one hundred percent of the Capital Stock of MP and Maguire has not sold, conveyed, pledged, hypothecated, encumbered, created any security interest with respect to, or otherwise transferred, directly or indirectly, of any legal or beneficial interest in such Capital Stock. Maguire shall derive, directly and indirectly, substantial benefit from the purchase by MP of the Swaptions.

     ARTICLE 7 AFFIRMATIVE COVENANTS. As an inducement to Lender to enter into this Agreement and to advance the Interim Loan, Borrowers hereby covenant and agree with Lender that, as long as any Obligations remain unpaid:

          7.1 Financial Statements. Each Borrower shall maintain a system of accounting established and administered in accordance with sound accounting practices and, in the case of MP and its and Maguire's Subsidiaries, GAAP. Each Borrower shall deliver to Lender from time to time within ten (10) days following Lender's request therefor, such financial statements as Lender may request with respect to such Borrower and its Subsidiaries. Such statements shall include, in the case of annual financial statements, statements of income, owner's equity and cash flow of each Borrower and its Subsidiaries for the applicable fiscal year, setting forth in each case in comparative form the consolidated or combined figures, as the case may be, for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of KPMG or other independent certified public accountants of recognized national standing selected by Borrower and reasonably satisfactory to Lender, which report shall be unqualified and shall state that such financial statements fairly present the financial position of each Borrower and its Subsidiaries as at the date indicated and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

          7.2 Filings. Each Borrower shall deliver to Lender upon request copies of all proxy statements, financial statements, and reports which such Borrower delivers to its partners, and copies of all regular, periodic and special reports, and all registration statements, if any, under the Act which such Borrower files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or with any national securities exchange.

          7.3 Other Information; Swaptions Notices. Borrowers shall furnish or cause to be furnished to Lender promptly such additional financial and other information, including information regarding Borrower Parties' Assets, as Lender may from time to time request. Without limiting the generality of the foregoing, MP shall deliver to Lender any and all correspondence or notices delivered by MP or the Swap Provider pursuant to or in connection with the Swaptions.

          7.4 Maintenance of Existence and Assets. Each Borrower shall (to the extent applicable), and shall cause each of its Subsidiaries to, at all times:
(1) maintain its corporate existence or existence as a limited partnership or limited liability company, as applicable; (2) maintain in full force and effect all of its rights, privileges, licenses, approvals, franchises, and Assets; (3) remain qualified to do business and maintain its good standing in each jurisdiction in which failure to be so qualified and in good standing will have a Material Adverse Effect; and (4) not permit, commit or suffer any waste or abandonment of any of its Assets that will have a Material Adverse Effect.

          7.5 Inspection of Assets; Books and Records; Discussions. Each Borrower shall, and shall cause its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with sound accounting practices consistently applied and all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities, and shall permit representatives of Lender to visit and inspect any of its Assets and examine and make copies or abstracts from any of its books and records at any reasonable time during normal business hours and as often as may reasonably be desired by Lender, and to discuss the business, operations, properties and financial and other condition of Borrower Parties with officers and employees of such Borrower and with its independent certified public accountants (provided that representatives of Borrowers may be present at and participate in any such discussion).

          7.6 Notices. Borrowers shall promptly, but in any event within five
(5) Business Days after obtaining knowledge thereof, give written notice to Lender of:

               (1) The occurrence of any Potential Default or Event of Default and what action Borrowers have taken, are taking, or are proposing to take in response thereto;

               (2) The institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting any Borrower Party and not previously disclosed to Lender in writing. Borrowers, upon request of Lender, shall promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration; and

               (3) The occurrence of any event which is likely to constitute a Material Adverse Effect with respect to any Borrower Party.

          7.7 Expenses. Borrowers shall pay all out-of-pocket expenses (including reasonable fees and disbursements of counsel): (1) of Lender incident to the preparation, negotiation and administration of the Loan Documents, including any proposed Modifications or waivers with respect thereto, and the preservation and protection of the rights of Lender under the Loan Documents, and (2) of Lender incident to the enforcement of payment of the Obligations, whether by judicial proceedings or otherwise, including in connection with bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings involving any Borrower Party or a "workout" of the Obligations. The obligations of Borrowers under this Section 7.7 shall survive payment of all other Obligations.

          7.8 Payment of Indemnified Taxes and Other Taxes and Charges. Each Borrower shall, and shall cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and, if applicable, and except with respect to taxes subject to any Good Faith Contest, pay and discharge all Indemnified Taxes and Other Taxes imposed upon it or any of its Assets or in respect of any of its franchises, business, income or property before any material penalty shall be incurred with respect to such Indemnified Taxes and Other Taxes.

          7.9 Insurance. Each Borrower shall maintain, and shall cause its Subsidiaries to maintain, to the extent commercially available, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks (including fire, extended coverage, vandalism, malicious mischief, flood, earthquake, public liability, product liability, business interruption and terrorism) as is usually carried by persons or companies engaged in similar businesses and owning similar Assets in the same general areas in which such Borrower or its Subsidiaries engage in business or owns Assets.

          7.10 Hazardous Materials. Each Borrower shall, and shall cause each of its Subsidiaries to, do the following:

               (1) Keep and maintain all of its Assets in material compliance with any Hazardous Materials Laws;

               (2) Promptly cause the removal of any Hazardous Materials discharged, disposed of, or otherwise released in, on or under any of its Assets that are in violation of any Hazardous Materials Laws, and cause any remediation required by any Hazardous Material Laws or Governmental Authority to be performed. In the course of carrying out such actions, Borrowers shall provide Lender with such periodic information and notices regarding the status of investigation, removal, and remediation, as Lender may reasonably require; and

               (3)  Promptly advise Lender in writing of any of the following:
(i) any Hazardous Material Claims with respect to any of its Assets; (ii) the receipt of any notice of any alleged violation of Hazardous Materials Laws with respect to any of its Assets; and (iii) the discovery of any occurrence or condition on any of Borrower's Assets. If Lender shall be joined in any legal proceedings or actions initiated in connection with any Hazardous Materials Claims, Borrowers shall indemnify, defend, and hold harmless Lender with respect to any liabilities and obligations arising with respect thereto, including reasonable attorneys' fees and disbursements.

          7.11 Compliance with Laws and Contractual Obligations; Payment of Taxes. Each Borrower shall, and shall cause each of its Subsidiaries to, (1) comply with all Requirements of Law relating to it, its business or its Assets; and (2) comply in all material respects with all Contractual Obligations.

          7.12 Use of Proceeds. The proceeds of the Interim Loan shall be used to solely for the purposes set forth in Section 1.2 hereof.

          7.13 Plan Assets. Each Borrower will do, or cause to be done, all things necessary to ensure that it will not be deemed to hold Plan Assets at any time.

          7.14 Prohibited Persons. Borrowers shall deliver from time to time to Lender any such certification or other evidence as may be requested by Lender in its sole and absolute discretion, confirming that: (i) no Borrower Party is a Prohibited Person; and (ii) no Borrower Party has engaged in any business, transaction or dealings with a Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person.

          7.15 Further Assurances. Each Borrower shall promptly upon request by Lender, do any acts or, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further security agreements, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments Lender may reasonably require from time to time in order (i) to carry out more effectively the purposes of the Loan Documents, and (ii) to assure, convey, grant, assign, transfer, preserve, protect and confirm to Lender the rights granted or now or hereafter intended to be granted to Lender under the Loan Documents.

          7.16 Net Worth. Maguire shall maintain a tangible net worth of not less than $50,000,000.00. For these purposes, tangible net worth shall be calculated by Lender in accordance with GAAP, except that (i) the value of the Assets of Maguire shall be based upon the market value of such Assets as determined by Lender in its sole and absolute discretion, and (ii) the tangible net worth shall be calculated exclusive of any net worth attributable to any direct or indirect interest of Maguire in MP or any capital contributions made to MP.

     ARTICLE 8 NEGATIVE COVENANTS. As an inducement to Lender to enter into this Agreement and to advance the Interim Loan, Borrowers hereby covenant and agree with Lender that, as long as any Obligations remain unpaid:

          8.1 Liens. MP shall not create, incur, assume or suffer to exist, any Lien upon any of its Assets or those of its Subsidiaries. Maguire shall not create, incur, assume or suffer to exist, any Lien upon any of his Assets or those of his Subsidiaries other than such Liens as are existing as of the date hereof.

          8.2 Indebtedness MP shall not, and shall not permit any of its Subsidiaries to, incur any Indebtedness other than the Obligations and the Indebtedness under this Agreement. Maguire shall not incur any Indebtedness other than Permitted Maguire Indebtedness. Without the prior written consent of Lender (which may be withheld in Lender's sole and absolute discretion), Maguire shall not Modify the terms of any Indebtedness of Maguire outstanding as of the date hereof. Maguire shall not permit any of his Subsidiaries to incur any Indebtedness, other than Indebtedness of such Person outstanding as of the date hereof, if such Indebtedness could have a Material Adverse Effect on either Borrower. Without the prior written consent of Lender (which may be withheld in Lender's sole and absolute discretion), Maguire shall not permit any of his Subsidiaries to Modify the terms of any Indebtedness of such Person existing as of the date hereof if such Modification could have a Material Adverse Effect on either Borrower.

          8.3 Fundamental Change.

               (1) Borrowers shall not, and shall not permit any of their respective Subsidiaries to, merge or consolidate with any Person; sell, assign, lease or otherwise effect a Disposition, whether in one transaction or in a series of transactions, of any of such Borrower's Assets, whether now owned or hereafter acquired; or enter into any agreement to do any of the foregoing.

               (2) Borrowers shall not, and shall not permit any of their respective Subsidiaries to, engage to any material extent in any business other than such business as such Person is conducting on the date hereof.

          8.4 Dispositions. Borrowers shall not permit any of the following to occur:

               (1) Any Disposition by a Borrower or any of its or his Subsidiaries of the Capital Stock of any such Person; or

               (2) Any Disposition by a Borrower or any of its or his Subsidiaries of any of their respective Assets.

          8.5 Investments. Without Lender's prior written consent (which may be withheld in Lender's sole and absolute discretion), Borrowers shall not, and, in the case of MP, shall not permit any of its Subsidiaries to, make any Investment.

          8.6 Margin Stock. Borrowers shall not use any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

          8.7 Organizational Documents. Without the prior written consent of Lender, Borrowers shall not, and shall not permit any of their respective Subsidiaries to, Modify any of the terms or provisions of such Person's Organizational Documents, as applicable. Notwithstanding the foregoing, the partners of MP and Maguire, as the sole shareholder of the general partner of MP, shall be permitted to enter into that certain Amended and Restated Agreement of Limited Partnership and those certain Articles of Amendment and Restatement, respectively, immediately prior to the consummation of the Initial Public Offering as contemplated by the Registration Statement, provided, however, that prior to entering into such documents, Lender shall have received an opinion of counsel to the Borrowers that the execution and delivery by MP of the Loan Documents and the performance by MP of its obligations hereunder shall not conflict with, or result in a breach of or default under, such documents.

          8.8  ERISA.

               (1) Borrowers shall not, and shall not permit any of their Subsidiaries to, maintain or contribute to, or agree to maintain or contribute to, or permit any ERISA Affiliate to maintain or contribute to or agree to maintain or contribute to, any employee benefit plan subject to Title IV or Section 302 of ERISA or Section 312 of the Code.


               (2) Borrowers shall not, and shall not permit any of their Subsidiaries to, engage in a non-exempt prohibited transaction described in
Section 406 of ERISA or Section 4975 of the Code, as such sections relate to a Borrower, or in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by Lender of any of its rights the Loan Documents) to be a non-exempt prohibited transaction under ERISA.

          8.9 Prohibited Persons. Borrowers shall not, and shall not permit any of their respective Subsidiaries to: (i) conduct any business, or engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person; or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224.

          8.10 Change in Status. Without giving prior notice thereof to Lender, neither Borrower shall change its name. Without giving prior notice thereof to Lender, MP shall not change its principal place of business or state of formation.

          8.11 Swaptions. MP shall not cause or permit any Disposition of the Swaptions nor any Modifications or termination thereof. MP shall not default on any of its obligations with respect to the Swaptions. Borrowers shall not, and shall not permit any Borrower Party to, enter into any other transaction with the Swap Provider of any other Person which would give rise to any netting or off-set rights (or any other rights or remedies) on the part of the Swap Provider or such other Person with respect to the Swaptions.

     ARTICLE 9 EVENTS OF DEFAULT. Upon the occurrence of any of the following events (an "Event of Default"):

          9.1 Borrowers shall fail to make any payment of principal or interest on the Interim Loan on the date when due or shall fail to pay any other Obligation when due, including any mandatory prepayment of the Interim Loan required pursuant to Section 3.4 hereof; or

          9.2 Any representation or warranty made by any of Borrower Parties in any Loan Document or in connection with any Loan Document shall be inaccurate or incomplete in any material respect on or as of the date made or deemed made; or

          9.3 Any of Borrower Parties shall default in the observance or performance of any covenant or agreement contained in Article 8 above or Section 7.13; or

          9.4 Any of Borrower Parties shall fail to observe or perform any other term or provision contained in the Loan Documents and such failure shall continue for thirty (30) days following notice thereof from Lender; or

          9.5 (1) Any of Borrower Parties shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or making a general assignment for the benefit of its creditors; or (2) there shall be commenced against any of Borrower Parties any case, proceeding or other action of a nature referred to in clause
(1) above which (i) results in the entry of an order for relief or any such adjudication or appointment, or (ii) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (3) there shall be commenced against any of Borrower Parties any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within sixty (60) days from the entry thereof; or (4) any of Borrower Parties shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in (other than in connection with a final settlement), any of the acts set forth in clause (1),
(2) or (3) above; or (5) any of Borrower Parties shall generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as they become due; or

          9.6 One or more judgments or decrees in an aggregate amount in excess of $100,000 (excluding judgments and decrees covered by insurance, without giving effect to self-insurance or deductibles) shall be entered and be outstanding at any date against any of Borrower Parties and such judgments or decrees shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal (or otherwise secured in a manner satisfactory to Lender in its reasonable judgment) within thirty (30) days from the entry thereof or in any event later than five days prior to the date of any proposed sale thereunder; or

          9.7  MP shall default on any of its obligations under the Swaptions;
or

          9.8 Any Event of Default shall occur under any of the other Loan Documents; or

          9.9  There shall occur a Change in Control;

                                     THEN,

automatically upon the occurrence of an Event of Default under Section 9.5 above, and in all other cases, at the election of Lender, (i) Lender may exercise all rights and remedies under the Loan Documents; (ii) the outstanding principal balance of the Interim Loan and interest accrued but unpaid thereon and all other Obligations shall become immediately due and payable, without demand upon or presentment to any of Borrowers, which are expressly waived by Borrowers, and (iii) Lender may immediately exercise all rights, powers and remedies available to them at law, in equity or otherwise, including under the other Loan Documents, all of which rights, powers and remedies are cumulative and not exclusive.

     ARTICLE 10  RELATIONSHIP BETWEEN BORROWERS.

          10.1 Each Borrower hereby unconditionally agrees to be obligated on the Obligations on a joint and several basis.

          10.2 Lender shall be fully protected in relying on instructions, notices, consents, and other communications from either Borrower, and any instruction, notice, consent, or other communication by Lender to either Borrower, or disbursement in accordance with the instructions of either Borrower shall be construed as instruction, notice, consent, or other communication to both Borrowers or disbursement in accordance with the instructions of both Borrowers.

          10.3 Each Borrower agrees to be liable, on a joint and several basis, for the payment of the Obligations, whether or not due or payable by the other Borrower, upon: (a) the insolvency or business failure of, or any assignment for benefit of creditors by, or commencement of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceedings by or against, the other Borrower, or (b) the appointment of a receiver for, or the attachment, restraint of or making or levying of any order of court or legal process affecting, the property of the other Borrower, and unconditionally promises to pay such Obligations to Lender, or order, on demand, in lawful money of the United States.

          10.4 The liability of each Borrower hereunder is exclusive and independent of any security for or other guaranty of the Obligations, whether executed by any Borrower or by any other party, and the liability of each Borrower hereunder is not affected or impaired by (a) any direction of application of payment by the other Borrower or by any other party or by Lender,
(b) any payment on or in reduction of any such other guaranty or undertaking (except to the extent of any resultant reduction in the Obligations), or (d) any revocation or release of any obligations of any Guaranty of the Obligations, or
(e) any payment or reborrowing or any payment made to Lender on the Obligations which Lender repays to a Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Borrower waives any right to the deferral or modification of such Borrower's obligations hereunder by reason of any such proceeding.

          10.5 The obligations of each Borrower hereunder are independent of the Obligations of the other Borrower, and a separate action or actions may be brought and prosecuted against either Borrower whether or not action is brought against both Borrowers and whether or not both Borrowers be joined in any such action or actions. Any payment by a Borrower or other circumstance which operates to toll any statute of limitations as to such Borrower shall operate to toll the statute of limitations as to the other Borrower.

          10.6 Each Borrower authorizes Lender, without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time after an Event of Default, to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Obligations of the other Borrower or any part thereof; (b) take and hold security for the payment of the Obligations and exchange, enforce, waive and release any such security; (c) apply such security and direct the order or manner of sale thereof as Lender in its discretion may determine; and (d) release or substitute any one or more endorsers, guarantors, the other Borrower or other obligors. It is not necessary for Lender to inquire into the capacity or power of either Borrower or the officers acting or purporting to act on behalf of Borrowers.

          10.7 Each Borrower waives any right to require Lender to (a) proceed against the other Borrower or any other party; (b) proceed against or exhaust any security held from either Borrower; or (c) pursue any other remedy in Lender's power whatsoever. Each Borrower waives any personal defense based on or arising out of any personal defense of the other Borrower other than payment in full of the Obligations, including any defense based on or arising out of the disability of the other Borrower, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the other Borrower other than payment in full of the Obligations. The Lender may, at its election, foreclose on any security held for the Obligations by one or more judicial or nonjudicial sales, or exercise any other right or remedy Lender may have against either Borrower, or any security, without affecting or impairing in any way the liability of any Borrower hereunder except to the extent the Obligations have been paid. Each Borrower waives all rights and defenses that such Borrower may have because the Obligations are or become secured by real property. This means, among other things: (a) Lender may collect from any Borrower without first foreclosing on any collateral pledged by the other Borrower; (b) if Lender forecloses on any real property collateral pledged by a Borrower: (1) the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) Lender may collect from the other Borrower even if Lender, by foreclosing on the collateral, has destroyed any right a Borrower may have to collect from such other Borrower.

          10.8 Effective until the Obligations have been paid and performed in full and the period of time has expired during which any payment made by either Borrower to Lender may be determined to be a preferential payment, each Borrower hereby agrees not to enforce any rights or remedies with respect to any such claim or any other rights which such Borrower may now have or may hereafter acquire against the other Borrower of all or any of the Obligations that arise from the existence or performance of each Borrower's obligations under this Agreement or any other of the Loan Documents, and agrees that any and all such rights or remedies of each Borrower shall be subordinated to the prior payment in full in cash of the Obligations (any such claims and rights being referred to as the "Conditional Rights"), including any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy which Lender has against the other Borrower or any collateral which Lender now has or hereafter acquires for the Obligations, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including the right to take or receive from the other Borrower, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. If, notwithstanding the foregoing provisions, any amount shall be paid to any Borrower on account of such Borrower's Conditional Rights and either (a) such amount is paid to such Borrower at any time when the Obligations shall not have been paid or performed in full, or

(b) regardless of when such amount is paid to such Borrower any payment made by the other Borrower to Lender is at any time determined to be a preferential payment, then such amount paid to such Borrower shall be deemed to be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied upon the Obligations, whether matured or unmatured, in such order and manner as Lender, in its sole discretion, shall determine. To the extent that any of the provisions of this subparagraph shall not be enforceable, each Borrower agrees that until such time as the Obligations have been paid and performed in full and the period of time has expired during which any payment made by the other Borrower to Lender may be determined to be a preferential payment, any Borrower's Conditional Rights to the extent not validly waived shall be subordinate to Lender's right to full payment and performance of the Obligations and no Borrower shall seek to enforce such Borrower's Conditional Rights during such period.

          10.9 Each Borrower waives all presentments, demands for performance, protests and notices, including notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Agreement, and notices of the existence, creation or incurring of new or additional Obligations. Each Borrower assumes all responsibility for being and keeping itself informed of the other Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which each Borrower assumes and incurs hereunder, and agrees that Lender shall have no duty to advise either Borrower of information known to it regarding such circumstances or risks.

     ARTICLE 11  MISCELLANEOUS PROVISIONS.

          11.1 No Assignment by Borrower. Borrowers may not assign their rights or obligations under this Agreement or the other Loan Documents without the prior written consent of Lender, which consent may be withheld in Lender's sole and absolute discretion. Subject to the foregoing, all provisions contained in this Agreement and the other Loan Documents and in any document or agreement referred to herein or therein or relating hereto or thereto shall inure to the benefit of Lender and its successors and assigns, and shall be binding upon Borrowers and their respective successors, assigns, heirs, representatives and executors.

          11.2 Modification. Neither this Agreement nor any other Loan Document may be Modified or waived unless such Modification or waiver is in writing and signed by Borrowers and Lender.

          11.3 Cumulative Rights; No Waiver. The rights, powers and remedies of Lender hereunder and under the other Loan Documents are cumulative and in addition to all rights, power and remedies provided under any and all agreements among Borrowers and Lender relating hereto, at law, in equity or otherwise. Any delay or failure by Lender to exercise any right, power or remedy shall not constitute a waiver thereof by Lender, and no single or partial exercise by Lender of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

          11.4 Entire Agreement. This Agreement, the other Loan Documents and the schedules, appendices, documents and agreements referred to herein and therein embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

          11.5 Survival. All representations, warranties, covenants and agreements contained in this Agreement and the other Loan Documents on the part of Borrowers shall survive the termination of this Agreement and shall be effective until the Obligations are paid and performed in full or longer as expressly provided herein.

          11.6 Notices. All notices given by any party to the others under this Agreement and the other Loan Documents shall be in writing unless otherwise provided for herein, and any such notice shall become effective (i) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (ii) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (iii) in the case of notice by a telecommunications device, when properly transmitted, in each case addressed to the party at the address set forth on
Schedule 11.6 attached hereto. Any party may change the address to which notices are to be sent by notice of such change to each other party given as provided herein. Such notices shall be effective on the date received or, if mailed, on the third Business Day following the date mailed.

          11.7 Governing Law. This Agreement and the other Loan Documents shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its choice of law rules.

          11.8 Assignment by Lender. Lender shall have the right from time to time in its discretion to effect a Subsequent Market Transaction. Borrowers agree to cooperate Lender, at Lender's request, in order to effectuate any such Subsequent Market Transaction. In the case of an assignment of all or any portion of a Lender's interest in the Loan, (i) each assignee shall have, to the extent of such assignment, the rights, benefits and obligations of the assigning Lender as a "Lender" hereunder and under the other Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it, relinquish its rights and be released from its obligations under this Agreement. Notwithstanding anything in this Agreement to the contrary, after an assignment of all or any portion of a Lender's interest in the Loan, the assigning Person (in addition to the assignee) shall continue to have the benefits of any indemnifications contained herein which such assigning Lender had prior to such assignment with respect to matters occurring prior to the date of such assignment.

          11.9 Counterparts. This Agreement and the other Loan Documents may be executed in any number of counterparts, all of which together shall constitute one agreement.

          11.10 Consent to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS CREDIT AGREEMENT, BORROWERS AND LENDER EACH CONSENT, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. BORROWERS AND LENDER EACH IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. BORROWERS AND LENDER EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

          11.11 Waiver of Jury Trial. BORROWER AND LENDER EACH WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR

THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWER AND LENDER EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH SUCH PARTY FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          11.12 Indemnity. Whether or not the transactions contemplated hereby are consummated, Borrowers shall indemnify and hold Lender and each of it officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorney's fees and expenses) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Interim Loan) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement or the Interim Loan or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, however, that Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section 11.12 shall survive payment of all other Obligations.

          11.13 Telephonic Instruction. Any agreement of Lender herein to receive certain notices by telephone is solely for the convenience and at the request of Borrowers. Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by Borrower to give such notice and Lender shall not have any liability to Borrowers or other Person on account of any action taken or not taken by Lender in reliance upon such telephonic notice. The obligation of Borrowers to repay the Interim Loan shall not be affected in any way or to any extent by any failure by Lender to receive written confirmation of any telephonic notice or the receipt by Lender of a confirmation which is at variance with the terms understood by Lender to be contained in the telephonic notice.

          11.14 Marshalling. Lender shall not be under any obligation to marshal any assets in favor of any Borrower or any other Person or against or in payment of any or all of the Obligations.

          11.15 Set-off. In addition to any rights and remedies of Lender provided by law, if an Event of Default exists, Lender is authorized at any time and from time to time, without prior notice to Borrowers, any such notice being waived by Borrowers to the fullest extent permitted by law, to set off and apply in favor of Lender any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, Lender to or for the credit or the account of Borrowers against any and all of the Obligations, now or hereafter existing, irrespective of whether or not Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured.

          11.16 Severability. The illegality or unenforceability of any provision of this Agreement or any other Loan Document or any instrument or agreement required hereunder or thereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions hereof or thereof.

          11.17 No Third Parties Benefited. This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of Borrowers, Lender and their respective permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

          11.18 Time. Time is of the essence as to each term or provision of this Agreement and each of the other Loan Documents.

                           [Signature page follows.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

               BORROWERS:

               MAGUIRE PROPERTIES, L.P., a Maryland limited partnership

               By: Maguire Properties, Inc., a Maryland corporation, its general partner

                        By:  /s/ Dallas E. Lucas
                             ------------------------------------------------
                                 Name:     Dallas E. Lucas
                                          -----------------------------------
                                 Title:    Chief Financial Officer
                                          -----------------------------------

               /s/ Robert F. Maguire III
               -------------------------------------------
               ROBERT F. MAGUIRE III, a natural person


               LENDER:

               DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH

               By: /s/  Steven P. Lapham
                   ----------------------------------------------------------
                       Name:   Steven P. Lapham
                               ----------------------------------------------
                       Title:  Director
                               ----------------------------------------------

                                     ANNEX I

                                    GLOSSARY

         THIS GLOSSARY is attached to and made a part of that certain Credit Agreement (the "Credit Agreement") dated as of June 3, 2003 by and between MAGUIRE PROPERTIES, L.P., a Maryland limited partnership ("MP"), and ROBERT F. MAGUIRE III ("Maguire"), as borrowers (each, a "Borrower", and together, "Borrowers"), and DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH, as lender ("Lender"). For purposes of the Credit Agreement and the other Loan Documents, the terms set forth below shall have the following meanings:

         "Act" shall have the meaning given such term in Section 6.13 of the Credit Agreement.

         "Affiliate" shall mean, as to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. "Control" as used herein shall mean the power to direct the management and policies of such Person.

         "Applicable Parties" shall have the meaning given such term in Section
6.15 of the Credit Agreement.

         "Applicable Interest Rate" shall mean, subject to Section 2.10 of the Credit Agreement, the LIBO Rate in effect from time to time plus twelve percent (12%) or, to the extent provided in Section 2.3 and 2.4 of the Credit Agreement, the Base Rate.

         "Assets" shall mean, with respect to a Person, any and all real and tangible and intangible personal property owned or occupied by the such Person, including all Capital Stock owned by such Person and, in the case of MP, including the Swaptions.

         "Base Rate" shall mean on any day the higher of: (a) the Prime Rate in effect on such day plus ten percent (10%), and (b) the sum of the Federal Funds Rate in effect on such day plus ten percent (10%).

         "Blackacre Facility" shall that certain Omnibus Amendment of Loan Documents dated as of July 13, 2001, by and between Blackacre Solana Capital LLC, as lender, and Maguire Partners - Solana Limited Partnership, as borrower, together with the other "Loan Documents" referred to therein, in each case as Modified prior to the date hereof.

         "Borrower Party" and "Borrower Parties" shall mean, individually and collectively, each Borrower, MP's general partner, and each Borrower's Subsidiaries.

         "Borrower" and "Borrowers" shall mean, individually and collectively, MP and Maguire.

         "BOW" shall mean Bank of the West.

         "BOW Facility" shall mean that certain Amended and Restated Revolving Loan Agreement dated as of March 23, 2001, by and between BOW (as successor to Sanwa Bank California), as lender, and Maguire Partners Development, Ltd., as borrower, together with the other "Loan Documents" referred to therein, in each case as Modified prior to the date hereof.


                                    Annex I

         "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or obligated to close their regular banking business.

         "Capital Stock" shall mean (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class or series of common stock and preferred stock of such Person and (b) with respect to any Person that is not a corporation, any and all investment units, partnership, membership or other interests of such Person.

         "Change in Law" shall mean (a) the adoption of any law, rule or regulation after the date of the Credit Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of the Credit Agreement or (c) compliance by Lender (or by any lending office of Lender or by Lender's holding company, if any) with any guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of the Credit Agreement.

         "Change in Control" shall mean any Disposition of the Capital Stock in MP, MP's general partner or any Subsidiary of MP.

         "Closing Certificate" shall mean a certificate in the form attached to the Credit Agreement as Exhibit A.

         "Closing Date" shall mean the date as of which all conditions set forth in Section 5.1 of the Credit Agreement shall have been satisfied or waived and the Interim Loan shall have been funded.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, as from time to time in effect.

         "Conditional Rights" shall have the meaning given such term in Section
10.8 of the Credit Agreement.

         "Contact Office" shall mean the office of Lender located at Deutsche Bank 60 Wall Street 11th Floor, NYC60-1110, New York, NY 10005, or such other offices in New York, New York as the Lender may notify the Borrower from time to time in writing.

         "Contingent Obligation" shall mean any obligation of a Person directly or indirectly guaranteeing any Debt of any other Person in any manner and any contingent obligation to purchase, to provide funds for payment, to supply funds to invest in any other Person or otherwise to assure a creditor against loss.

         "Contractual Obligation" shall mean, with respect to a Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its Assets are bound.

         "Commercial Purposes Certificate" shall mean a certificate in the form attached to the Credit Agreement as Exhibit B.

         "Credit Agreement" shall mean the Credit Agreement defined in the introductory paragraph of this Glossary, as the same may be Modified, extended or replaced from time to time.

                                    Annex I

         "Disposition" shall mean the sale, conveyance, pledge, hypothecation, ground lease, encumbrance, creation of a security interest with respect to, or other transfer, whether voluntary or involuntary, direct or indirect, of any legal or beneficial interest in any Asset, including any Capital Stock and, in the case of MP, the Swaptions.

         "Distribution" shall mean, with respect to a Person, any distribution of cash or cash equivalents, directly or indirectly, to the holders of the Capital Stock of such Person.

         "Eligible Transferee" shall mean (a) a commercial bank organized under the laws of the United States, or any state thereof, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, (c) a finance company, insurance or other financial institution, or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business, (d) any Affiliate of the Lender, and (e) any other Person approved by Borrower (such approval not to be unreasonably withheld).

         "EO13224" shall have the meaning given such term in Section 6.15 of the Credit Agreement.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as Modified, and the rules and regulations promulgated thereunder as from time to time in effect.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) under common control with any Consolidated Entity within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) for purposes of provisions relating to Section 412 of the Code).

         "Event of Default" shall have the meaning given such term in Section 9 of the Credit Agreement.

         "Excluded Taxes" shall mean, with respect to Lender or any other recipient of any payment to be made by or on account of any obligation of Borrowers hereunder, income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by any state, locality or foreign jurisdiction under the laws of which such recipient is organized or in which it maintains an office or permanent establishment.

         "Federal Funds Rate" shall mean for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 1:00 p.m. (New York time) on such day on such transactions received by Lender from three Federal funds brokers of recognized standing selected by Lender in its sole discretion.

         "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time; provided that for purposes of calculating the covenants set forth in Section 8.12 and Section 8.13 of the Credit Agreement, GAAP shall mean generally accepted accounting principles in the United States of America in effect as of the Closing Date.

         "Good Faith Contest" shall mean the contest of an item if (a) the item is diligently contested in good faith, and, if appropriate, by proceedings timely instituted, (b) adequate reserves are established if required by, and in accordance with, GAAP with respect to the contested item, (c) during the period of such contest, the enforcement of any contested item is effectively stayed and
(d) the failure to pay or

                                    Annex I
comply with the contested item during the period of the contest will not result in a Material Adverse Effect.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any court or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Hazardous Materials" shall mean any flammable materials, explosives, radioactive materials, hazardous wastes, toxic substances or related materials, including any substances defined as or included in the definitions of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal, state, or local laws or regulations.

         "Hazardous Materials Claims" shall mean any enforcement, cleanup, removal or other governmental or regulatory action or order with respect to any Assets of a Person, pursuant to any Hazardous Materials Laws, and/or any claim asserted in writing by any third party relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.

         "Hazardous Materials Laws" shall mean any applicable federal, state or local laws, ordinances or regulations relating to Hazardous Materials.

         "Indebtedness" of any Person shall mean: (a) all liabilities and obligations of such Person, whether consolidated or representing the proportionate interest in any other Person, including all liabilities and obligations (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof, and including construction loans), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, including the deferred purchase price of real property, (iv) evidenced by bankers' acceptances, (v) consisting of obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (vi) consisting of liabilities and obligations under any receivable sales transactions, or (vii) consisting of a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; and (b) all Contingent Obligations and liabilities and obligations of others of the kind described in the preceding clause (a) that such Person has guaranteed or that is otherwise its legal liability and all obligations to purchase, redeem or acquire for cash or non-cash consideration any Capital Stock.

         "Indemnified Liabilities" shall have the meaning given such term in
Section 11.12 of the Credit Agreement.

         "Indemnified Person" shall have the meaning given such term in Section
11.12 of the Credit Agreement.

         "Indemnified Taxes" shall mean any Taxes, other than Excluded Taxes, arising, directly or indirectly, from the transactions contemplated by the Agreement, including any Taxes imposed with respect to any payment made under any Loan Document.

         "Initial Public Offering" shall mean the initial public offering by the general partner of MP of its shares of common stock as more particularly set forth in the Registration Statement.

         "Interest Period" shall have the meaning give such term in Section
2.1 of the Credit Agreement.


                                    Annex I

         "Interim Loan" shall have the meaning given such term in Section 1.1 of the Credit Agreement.

         "Lender" shall mean Deutsche Bank AG Cayman Islands Branch and its successors and assigns.

         "LIBO Rate" shall mean the average of interbank offered rates for 30-day dollar deposits in the London market as set forth on page 3750 (i.e., the LIBOR page), or any successor page, of the Telerate News Services, titled "British Banker Association Interest Settlement Rates."

         "Lien" shall mean any security interest, mortgage, pledge, lien, claim on property, charge or encumbrance (including any conditional sale or other title retention agreement), any lease in the nature thereof, and any agreement to give any security interest.

         "Loan Documents" shall mean the Credit Agreement, the Note, the Security Agreement, the Guaranty, and each other instrument, certificate or agreement executed by any Borrower Party in connection herewith, as any of the same may be Modified from time to time.

         "Maguire" shall mean Robert F. Maguire III and his permitted assigns.

         "Margin Stock" shall mean "margin stock" as defined in Regulation U.

         "Material Adverse Effect" shall mean, with respect to any Person, a material adverse change in, or a material adverse effect upon, (a) the operations, business, properties, condition (financial or otherwise) or prospects of such Person or (b) the ability of either Borrower to perform, or of Lender to enforce, the provisions of any Loan Document.

         "Maturity Date" shall mean June 30, 2003.

         "Modifications" shall mean any amendments, supplements, modifications, renewals, replacements, consolidations, severances, substitutions and extensions of any document or instrument from time to time; "Modify", "Modified," or related words shall have meanings correlative thereto.

         "MP" shall mean Maguire Properties, L.P., a Maryland limited partnership, and its successors and permitted assigns.

         "Note" shall mean a promissory note in the form of that attached to the Credit Agreement as Exhibit C issued by Borrower at the request of the Lender pursuant to Section 3.1 of the Credit Agreement.

         "Obligations" shall mean any and all debts, obligations and liabilities of Borrowers or the other Borrower Parties to Lender (whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred) and arising out of or related to the Loan Documents.

         "OFAC" shall have the meaning given such term in Section 6.15 of the Credit Agreement.

         "Organizational Documents" shall mean: (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, (b) for any partnership, the partnership agreement, any certificate of formation, and any other instrument or agreement relating to the rights between the partners or


                                    Annex I
pursuant to which such partnership is formed, (c) for any limited liability company, the operating agreement, any articles of organization or formation, and any other instrument or agreement relating to the rights between the members, pertaining to the manager, or pursuant to which such limited liability company is formed, (d) for any trust, the trust agreement and any other instrument or agreement relating to the rights between the trustors, trustees and beneficiaries, or pursuant to which such trust is formed, and (e) in the case of any of the forgoing documents, all Modifications thereto.

         "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of a Governmental Authority with respect to any payment made under any Loan Document or the execution, delivery or enforcement of any Loan Document.

         "Permitted Maguire Indebtedness" shall mean, with respect to Maguire,
(a) Indebtedness existing as of the date hereof in amounts not to exceed the amounts outstanding as of the date hereof, (b) additional Indebtedness, not to exceed $100,000 in the aggregate, for consumer and household purposes, (c) additional Indebtedness, not to exceed $1,000,000 in the aggregate, for purposes of paying the expenses of the Initial Public Offering, to the extent such additional Indebtedness is, by its express terms, subordinate to the Interim Loan and notice of which has been provided to Lender, and (d) additional guaranties of customary and reasonable carve-outs to non-recourse liabilities given by Maguire in connection with secured loans made to Maguire's Subsidiaries.

         "Person" shall mean any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, government or any department or agency of any government.

         "Plan" shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) which the Consolidated Entities or any ERISA Affiliate sponsors or maintains or to which the Consolidated Entities or any ERISA Affiliate makes, is making, or is obligated to make contributions and includes any Pension Plan, other than a Multiemployer Plan.

         "Plan Assets" shall mean assets of any Plan, including any employee benefit plan subject to Part 4, Subtitle A, Title I of ERISA.

         "Potential Default" shall mean an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         "Prime Rate" shall mean the fluctuating per annum rate announced from time to time by Deutsche Bank Trust Company Americas at its principal office in New York, New York as its "prime rate". The Prime Rate is a rate set by Deutsche Bank Trust Company Americas as one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Deutsche Bank Trust Company Americas may designate. The Prime Rate is not tied to any external index and does not necessarily represent the lowest or best rate of interest actually charged to any class or category of customers. Each change in the Prime Rate will be effective on the day the change is announced within Deutsche Bank Trust Company Americas.

         "Prohibited Person" shall have the meaning given such term in Section
6.15 of the Credit Agreement.

         "Registration Statement" shall mean that certain Registration Statement on Form S-11 (No. 333-101170), as amended, of Maguire Properties, Inc., originally filed on November 12, 2002 with, and

                                    Annex I
currently under review by the United States Securities and Exchange Commission, in connection with the initial public offering of such Person's common stock.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Section 221), as the same may from time to time be amended, supplemented or superseded.

         "Requirements of Law" shall mean, as to any Person, the Organizational Documents of such Person, and any law, treaty, rule or regulation, or a final and binding determination of an arbitrator or a determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Riverside Facility" shall mean the credit facility evidenced by that certain Amended and Restated Promissory Note dated as of December 13, 2002, made by Robert F. Maguire III in favor of Riverside Finance Company, L.L.C., together with the other "Loan Documents" referred to therein, in each case as Modified prior to the date hereof.

         "Securities" shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "Salaries" shall mean salaries and wages, in an amount not to exceed (in the aggregate) $100,000 per month, paid to Maguire by his subsidiaries in his capacity as an officer or employee thereof.

         "Solvent" shall mean, when used with respect to any Person, that at the time of determination: (a) the fair saleable value of its assets is in excess of the total amount of its liabilities (including contingent liabilities); (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; (c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and (c) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

         "Subsequent Market Transaction" shall mean any of: (a) the sale, pledge, assignment or other transfer of the Interim Loan or any interest therein to one or more Eligible Transferees, and (b) the transfer of a participation interest in the Interim Loan to one or more Eligible Transferees.

         "Subsidiary" shall mean, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or similar business organization with respect to which such Person (a) owns more than ten percent (10%) of the Capital Stock or (b) has the ability to exercise control. For purposes hereof, a Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise.

         "Swaptions" shall mean, collectively, (a) that certain European Payer Swaption in the sum of $301,000,000, sold by Swap Provider (as hereinafter defined) to Borrower with a trade date of June 2,

                                    Annex I

2003 and a settlement date of June 4, 2003, (b) that certain European Payer Swaption in the sum of $235,000,000, sold by Swap Provider to Borrower with a trade date of June 2, 2003 and a settlement date of June 4, 2003, (c) that certain European Payer Swaption in the sum of $242,000,000, sold by Swap Provider to Borrower with a trade date of June 2, 2003 and a settlement date of June 4, 2003, each as evidenced by those certain letter agreement confirmations dated as of June 4, 2003, between Borrower and Swap Provider, and the 1992 ISDA Master Agreement (Multicurrency-Cross Border) referenced therein, and all modifications, amendments, supplements, and/or extensions thereto, together with all of Borrower's rights thereunder, including, without limitation, any rights to payment, exercise, and performance thereunder and all proceeds thereof.

         "Swap Provider" shall mean Deutsche Bank AG, New York Branch.

         "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "UCC" shall mean the Uniform Commercial Code.

         Other Interpretive Provisions:

         (1) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

         (2) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (3) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

         (4) The term "including" is not limiting and means "including without limitation."

         (5) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

         (6) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

         (7) The verb "exists" and its correlative noun forms, with reference to a Potential Default or an Event of Default, means that such Potential Default or Event of Default has occurred and continues uncured and unwaived.

         (8) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent Modifications thereto, but only to the extent such Modifications are not prohibited by the terms of any Loan Document, (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation, and (iii) references to any Person include its permitted successors and assigns.


                                    Annex I

         (9) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.



                                    Annex I

                                 SCHEDULE 5.1(2)

             ADDITIONAL CONDITIONS PRECEDENT TO FUNDING INTERIM LOAN

         Borrower shall have delivered or shall have had delivered to Lender each of the following in form and substance satisfactory to Lender in its sole and absolute discretion:

         (1) A duly executed copy of the Swaptions;

         (2) Such credit applications, certified financial statements, authorizations, reports, audits and evaluations concerning Borrowers and their respective business, operations and condition (financial and otherwise) as Lender may request; and

         (3) Such documentation as Lender may require to establish the due organization, valid existence and good standing of MP, its qualification to engage in business in each material jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform the Loan Documents, the identity, authority and capacity of each Person authorized to act on its behalf, including (if applicable) certified copies of articles of incorporation or organization and amendments thereto, bylaws or operating agreements and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate or other organizational resolutions, incumbency certificates, certificates of members, managers, secretaries, officers and general partners, and the like.



                                Schedule 5.1(2)

                                    EXHIBIT A

                           FORM OF CLOSING CERTIFICATE

         The undersigned, being (a) the duly appointed and acting ____________________ of MAGUIRE PROPERTIES, INC., a Maryland corporation (the "Company"), the sole general partner of MAGUIRE PROPERTIES, L.P., a Maryland limited partnership ("MP"), and (b) ROBERT F. MAGUIRE III (together with MP, "Borrower"), DO HEREBY CERTIFY to DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH ("Lender") as follows:

         1. The Credit Agreement referred to herein is that certain $6,000,000 Interim Loan Credit Agreement dated as of the date hereof (the "Credit Agreement"), by and between Borrower and Lender. Initially-capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Credit Agreement.

         2. Each of the representations and warranties made by Borrower set forth in the Credit Agreement and in the other Loan Documents are accurate and complete on and as of the date hereof (unless any such representation and warranty speaks of a particular date, in which case it is accurate and complete as of such date).

         3. No Potential Default has occurred and is continuing nor has any Event of Default occurred, and all of the conditions to closing set forth in
Article 5 have been satisfied.

         IN WITNESS WHEREOF, the undersigned have hereunto signed his name on this ___ day of June, 2003.

                                  By:
                                      ------------------------------------------
                                  Name:
                                           -------------------------------------
                                  Title:
                                           -------------------------------------




                                  ROBERT F. MAGUIRE III, a natural person



                                   Exhibit A

                                    EXHIBIT B

                     FORM OF COMMERCIAL PURPOSES CERTIFICATE

         THE UNDERSIGNED, MAGUIRE PROPERTIES, L.P., A MARYLAND LIMITED PARTNERSHIP, AND ROBERT F. MAGUIRE III ("BORROWERS"), ARE EXECUTING AS OF THE DATE OF THIS COMMERCIAL PURPOSES CERTIFICATE A CREDIT AGREEMENT DATED SUBSTANTIALLY CONURRENTLY HEREWITH WITH DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH.

         BORROWERS ACKNOWLEDGE, AGREE, REPRESENT AND WARRANT THAT OBLIGATIONS OF BORROWERS ARE BEING INCURRED FOR AND IN CONNECTION WITH A TRANSACTION FOR COMMERCIAL OR BUSINESS PURPOSES AND NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES.

         EXECUTED THIS ____ DAY OF JUNE, 2003

                                 BORROWERS:

                                 MAGUIRE PROPERTIES, L.P., A MARYLAND
                                 LIMITED PARTNERSHIP

                                 BY:    MAGUIRE PROPERTIES, INC., A
                                        MARYLAND CORPORATION, ITS GENERAL
                                        PARTNER

                                        BY:
                                            ------------------------------------
                                        NAME:
                                              ----------------------------------
                                        TITLE:
                                               ---------------------------------


                                  ----------------------------------------------
                                  ROBERT F. MAGUIRE III, A NATURAL PERSON




                                   Exhibit B

                                    EXHIBIT C

                                  FORM OF NOTE

$6,000,000.00                                                       June 3, 2003

         FOR VALUE RECEIVED, MAGUIRE PROPERTIES, L.P., a limited partnership organized under the laws of the state of Maryland, and ROBERT F. MAGUIRE III (each, a "Borrower", and together, "Borrowers"), each hereby jointly and severally promises to pay to DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH ("Lender") or its assignee at the Contact Office, in lawful money of the United States and in immediately available funds, the sum of SIX MILLION AND NO/100 DOLLARS ($6,000,000.00), on the dates required under that certain $6,000,000.00 Interim Loan Facility Credit Agreement dated as of even date hereof (as Modified from time to time, the "Credit Agreement," and with capitalized terms not otherwise defined herein used with the meanings given such terms in the Credit Agreement), by and among Borrowers and Lender.

         Borrowers jointly and severally agree to pay interest in like money and funds at the office of Lender referred to above on the unpaid principal balance hereof from the date advanced until paid in full on the dates and at the applicable rates set forth in the Credit Agreement. The holder of this Note is hereby authorized to record the date and amount the Interim Loan advanced by Lender, the date and amount of each payment of principal and interest, and the applicable interest rates and other information with respect thereto, on the schedules annexed to and constituting a part of this Note and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded absent manifest error; provided, however, that the failure to make a notation or the inaccuracy of any notation shall not affect in any manner or to any extent the obligations of Borrowers under the Loan Documents.

         This Note is a "Note" within the meaning of, and is entitled to all the benefits of, the Loan Documents. Reference is hereby made to the Credit Agreement and the other Loan Documents for, among other things, rights and obligations of payment and prepayment, Events of Default and the rights of acceleration of the maturity hereof upon the occurrence of an Event of Default.

         This Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York, including Section 5-1401 of the General Obligations Law, but otherwise without regard to choice of law rules.

                            [Signature page follows.]



                                   Exhibit C

         IN WITNESS WHEREOF, Borrowers have caused this Note to be duly executed as of the date first written above.

                   BORROWERS:

                   MAGUIRE PROPERTIES, L.P., a Maryland limited partnership

                   By: Maguire Properties, Inc., a Maryland corporation, its general partner

                          By:
                              -------------------------------------------------
                          Name:
                                -----------------------------------------------
                          Title:
                                 ----------------------------------------------


                   ------------------------------------------------------------
                   ROBERT F. MAGUIRE III, a natural person





                                   Exhibit C
                                       2